SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2004

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

0-18460	57-0866395
(Commission File Number)	(I.R.S. Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina 29649
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (864) 941-8200

Not Applicable
(Former name or former address, if changed since last report)

Item 5.   Other Events.

          On July 21, 2004, the Board of Directors of Community Capital Corporation adopted Amended and Restated Bylaws. The Amended and Restated Bylaws are included herewith as an Exhibit.

Item 7.   Financial Statements and Exhibits.

(a) - (b) Not applicable.

(c) Exhibits.

Exhibit 3.3 Amended and Restated Bylaws of Community Capital Corporation, as amended and restated as of July 21, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

Date: August 3, 2004	By:	/S/ R. WESLEY BREWER
R. Wesley Brewer Chief Financial Officer, Executive Vice President, and Secretary

Exhibit Index

Exhibit

3.3	Amended and Restated Bylaws of Community Capital Corporation, as amended and restated as of July 21, 2004.